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                                                                   EXHIBIT 10.36


                        WH HOLDINGS (CAYMAN ISLANDS) LTD.
                      EXECUTIVE OFFICER STOCK OPTION PLAN



                1.       Purpose of Plan.

                The WH Holdings (Cayman Islands) Ltd. Stock Option Plan (the "Plan") is designed:


               (a) to promote the long term financial interests and growth of WH Holdings (Cayman Islands) Ltd. (the "Company") and its affiliates by attracting and retaining Senior Employees with the training, experience and ability to enable them to make a substantial contribution to the success of the business of the Company and its affiliates;



               (b) to motivate Senior Employees by means of growth-related incentives to achieve long range goals; and


               (c) to further the alignment of interests of participants with those of the equityholders of the Company through opportunities for increased ownership in the Company.

                2.       Definitions.

                As used in the Plan, the following words will have the following meanings:

               (a) "Affiliate" means, with respect to the Company, any corporation directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Committee in which the Company or an Affiliate has an interest.

               (b) "Board" means the Board of Directors of the Company.

               (c) "Change of Control" means an Organic Transaction as defined in the Amended and Restated Memorandum and Articles of Association of the Company.

               (d) "Code" means the Internal Revenue Code of 1986, as amended.

               (e) "Committee" means one or more committees each comprised of not less than three members of the Board appointed by the Board to administer the Plan or a specified portion thereof; provided, however, that if, at any time, there
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          will be only one director serving on the Board, the Committee may be composed of the sole director. Unless otherwise determined by the Board, if the Common Shares become registered under Section 12 of the Exchange Act and if the Committee is authorized to grant Options subject to Section 16 of the Exchange Act, each member of the Committee will be a "non-employee director" within the meaning of applicable Rule 16b-3 under the Exchange Act.

               (f) "Common Shares" means the common shares, par value $0.001 per share, of the Company.





               (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.



               (h) "Exercise Price" means the price at which a Participant may purchase a Common Share, as provided in the Option Agreement.



               (i) "Fair Market Value" means the fair market value of a Share as of a particular date. If at any such time such Shares are not listed or admitted for trading on any national securities exchange or quoted on NASDAQ or a similar service, the Fair Market Value for such Shares means the fair market value of such Shares at such time as determined in good faith by the Committee. However, subsequent to an Initial Public Offering, the Fair Market Value of a Common Share will be the average of high bid and low asked prices of Common Shares as reported on the exchange on which it is listed as of such date, or if no such quotation is made on such date, the immediately preceding day on which there were quotations as reported in THE WALL STREET JOURNAL.



               (j) "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5.



               (k) "Incentive Stock Option" means an Option which satisfies all of the applicable requirements of Code Section 422.



               (l) "Initial Public Offering" means the underwritten public offering by the Company of its Common Shares pursuant to a registration statement (other than a registration statement relating solely to an employee benefit plan or



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          transaction covered by Rule 145 of the Securities Act) that has been filed under the Securities Act and declared effective by the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.



               (m) "Non-Statutory Stock Option" means an Option which does not satisfy all of the applicable requirements of Code Section 422 or which by its terms is not intended to be treated as an Incentive Stock Option.



               (n) "Option" means an option to purchase Common Shares.



               (o) "Option Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.



               (p) "Participant" means a Senior Employee of the Company or one of its Affiliates, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan.



               (q) "Preferred Shares" means Preferred Shares as defined in the Amended and Restated Memorandum and Articles of Association of WH Holdings (Cayman Islands) Ltd. and known as the "12% Series A Cumulative Convertible Preferred Shares".



               (r) "Securities Act" means the Securities Act of 1933, as amended.



               (s) "Senior Employee" means any executive officer, in the regular full-time employment of the Company or one of its Affiliates who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Company.



               (t) "Share" means a share of Common Shares.



               (u) "Shareholders' Agreement" means the shareholders' agreement, dated as of July 31, 2002, by and among WH Holdings (Cayman Islands) Ltd., Whitney V, L.P., Whitney Strategic Partners V, L.P., and WH Investments Ltd., and CCG Investments (BVI), L.P., CCG Associates-QP, LLC, CCG Associates-AI, LLC, CCG GP Fund LLC, CCG Investment Fund-AI, LP, and CCG AV, LLC, and certain other persons who may, from time to time, become party to the agreement.



               (v) "Subsidiary" means any entity in an unbroken chain of entities beginning with the Company if each of the entities, or group of commonly controlled entities, other than the last entity in the unbroken chain then owns 50% or more of the total combined voting power of the other entities in such chain.



               (w) "Total Exercise Cost" means an amount equal to the Exercise Price multiplied by the number of Shares being purchased pursuant to the Option.



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               3.       Administration of Plan.

               (a) The Plan will be administered by the Committee (in the absence of a Committee, the Board shall administer the Plan). The Committee may adopt its own rules of procedure. Action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, will constitute action by the Committee. The Committee will have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes to such rules.

               (b) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers of the Company will be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee will be fully protected by the Company with respect to any such action, determination or interpretation.

                4.       Eligibility.


               Subject to Paragraph 5(a), the Committee may from time to time make Grants under the Plan to such Senior Employees of the Company or any of its Affiliates, and in such form and having such terms, conditions and limitations as the Committee may determine in its sole discretion. Prior to participation in the Plan, the Committee may require any Participant to execute a Release and Waiver to Rights to payments and benefits under certain plans of Herbalife International, Inc. Grants may be made singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan will be set forth in an Option Agreement, in a form or forms approved by the Committee; provided, however, that such Option Agreement will contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change of Control of the Company. Notwithstanding the foregoing, Incentive Stock Options may only be granted to Senior Employees.


                5.       Grants.


               (a) The Committee may grant Incentive Stock Options only to Senior Employees of the Company or any "subsidiary corporation" within the meaning


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          of Code Section 424(f). The Plan provides for grants only to Senior
          Employees for both Incentive Stock Options and Non-Statutory Stock Options.


               (b) At the time of the Grant, the Committee will determine, and will include in the Option Agreement or other Plan rules, the Option exercise price and such other conditions and restrictions on the grant or exercise of the Option as the Committee deems appropriate.

               (c) In addition to any other restrictions contained in the Plan, an Option granted under the Plan may not be exercised more than 10 years after the date it is granted. An Incentive Stock Option may not have an exercise price of less than 100% of the Fair Market Value of a Share on the date the Option is granted.

               (d) If the aggregate Fair Market Value (determined on the date the Option is granted) of a Share subject to an Incentive Stock Option which is exercisable for the first time during any calendar year exceeds $100,000, then the portion of the Incentive Stock Option in excess of the $100,000 limitation will be treated as a Non-Statutory Stock Option. If an Incentive Stock Option is granted to a Participant who, at the time the Option is granted, is deemed to own more than 10% of the total combined voting power of all classes of shares of the Company or any "subsidiary corporation" of the Company (as more fully described in Code Section 422(b)(6)), then (i) the exercise price of the Option may not be less than 110% of the Fair Market Value of the Common Shares on the date the Option is granted, and (ii) such Option may not be exercisable after the expiration of five years from the date the Option is granted.

               (e) Payment of the Option price will be made in cash or, if subsequent to an Initial Public Offering, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the Option price, in accordance with the terms of the Plan, the Option Agreement and of any applicable guidelines of the Committee in effect at the time, and subject to increase for any applicable withholding requirements.

                6.       Limitations and Conditions.


               (a) The total number of Shares available for Grants under the Plan will be 18,717,546 reduced by any Shares granted under any future option plan adopted by the Company (excluding the WH Holdings (Cayman Islands) Ltd. Independent Directors Stock Option Plan), subject to adjustment in accordance with Paragraphs 7 or 8 hereof. If an Option expires, is canceled, forfeited or otherwise terminated without being exercised or settled, the Shares allocable to the unexercised portion of such Option shall remain available for grant under this Plan.



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               (b) No Grants will be made under the Plan more than 10 years after the date the Plan is adopted by the Board or is approved by the shareholders of the Company, whichever is earlier, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

               (c) Nothing contained herein will affect the right of the Company to terminate any Participant's employment or services at any time or for any reason.

               (d) Other than as specifically provided with regard to the death of a Participant or as hereinafter provided, no benefit under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so will be void. No such benefit will, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

               (e) Participants will not be, and will not have any of the rights or privileges of, equityholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants. Prior to an Initial Public Offering, each Participant will be required to enter into the Shareholders' Agreement with the Company, or execute a joinder to the Shareholders' Agreement in a form provided by the Company, upon the exercise of any Option under the Plan.

               (f) No election as to benefits or exercise of Options, or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

               (g) Absent express provisions to the contrary, any Grant under the Plan will not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and will not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. The Plan is not an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

               (h) Unless the Committee determines otherwise, no benefit or promise under the Plan will be secured by any specific assets of the Company or any of its Subsidiaries, nor will any assets of the Company or any of its Subsidiaries be

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          designated as attributable or allocated to the satisfaction of the
          Company's obligations under the Plan.

                7.       Adjustments.

                In the event of any change in the outstanding Shares by reason of an acquisition, spin-off or reclassification, recapitalization or merger, combination or exchange of Shares or other corporate exchange, Change of Control or similar event, or as required under any Option Agreement, the Committee may adjust appropriately the number or kind of Shares or securities subject to the Plan and available for or covered by Grants and Option prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required. Any such adjustments for Incentive Stock Options must meet the requirements of Code Section 424(a).

                8. Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution.

                In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option, the Committee may provide, with respect to the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, a Change of Control or the recapitalization, reclassification, liquidation or dissolution of the Company, either (a) that such Option cannot be exercised after such event, in which case the Committee may also provide (but will be under no obligation to provide), either by the terms of such Option or by a resolution adopted prior to the occurrence of such event, that for some period of time prior to such event, such Option will be exercisable as to all Shares subject thereto which are exercisable, or, by virtue of the event, become exercisable, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)) or that the Option will be repurchased by the Company at a specific price and that, upon the occurrence of such event, such Option will terminate and be of no further force or effect, or (b) that even if the Option will remain exercisable after such event, from and after such event, any such Option will be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of Shares for which such Option could have been exercised immediately prior to such event, or that the Option will be repurchased by the Company at a specific price.

                In addition, in the event of a Change of Control, the Committee may, in its absolute discretion and on such terms and conditions as it deems appropriate, provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of the Change of Control, that such Option will be exercisable as to all or any portion of the

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Shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)).

                9.       Securities Law Requirements.

                Shares shall not be issued under the Plan unless the issuance and delivery of the Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange or other securities markets on which the Company's securities may then be traded.

                10.      Amendment and Termination.

                The Board will have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with the Plan provided that, except for adjustments under Paragraph 7 or 8, no such action will modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

                The Board may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 7 or 8, may be taken which would, without shareholder approval (but only if such approval is necessary for exemption under Section 16(b) of the Exchange Act or to meet the applicable requirements of Code Section 422), increase the aggregate number of Shares available for Grants under the Plan, change the eligible class of individuals, decrease the price of outstanding Options, change the requirements relating to the Committee or extend the term of the Plan.

                11.      Withholding Taxes.

                The Company will have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. The Participant must pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes before the obligation of the Company to deliver certificates for the Shares upon the exercise of an Option arises. Any Option Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Option Agreement, to pay a portion or all of such withholding taxes in Shares.

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                  12.      Governing Law.

                  The Plan will be governed by and construed and enforced in accordance with the laws of the state of New York, without regard to the conflicts of laws principles thereof.


                  13.      Effective Date and Termination Date.

                  The Plan will be effective on July 31, 2002 and will terminate on July 31, 2012, subject to earlier termination pursuant to Paragraph 10.
















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